Sub-Item 77O

                    INVESCO VAN KAMPEN LIMITED DURATION FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

                                                             AMOUNT OF      % OF
                                 OFFERING        TOTAL         SHARES     OFFERING
     SECURITY        PURCHASE/   PRICE OF      AMOUNT OF     PURCHASED   PURCHASED
    PURCHASED       TRADE DATE    SHARES       OFFERING       BY FUND     BY FUND         BROKERS        PURCHASED FROM
-----------------   ----------   --------   --------------   ---------   ---------   -----------------   --------------
  Nissan Master      01/27/10     $100.00   $  900,000,000    $275,000     0.031%    Morgan Stanley,       Greenwich
   Owner Trust                                                                       Citigroup, J.P.        Capital
   0.23063% due                                                                      Morgan, Merrill
    1/15/2015                                                                        Lynch & Co., The
                                                                                     Williams Capital
                                                                                     Group, L.P., RBS,
                                                                                     B of A Merrill
                                                                                     Lynch, Barclays
                                                                                     Capital Inc., BNP
                                                                                     Paribas, HSBC,
                                                                                     Calyon
                                                                                     Securities,
                                                                                     Mitsubishi UFJ
                                                                                     Securities,
                                                                                     Societe General
    Nationwide       02/18/10     $99.881   $  700,000,000    $390,000     0.056%    B of A Merrill         Banc of
 Building Society                                                                    Lynch, Morgan          America
    4.650% due                                                                       Stanley, Barclays
    02/25/2015                                                                       Capital
    Ally Auto        03/17/10     $99.993   $  364,000,000    $650,000     0.179%    RBS Securities         Banc of
Receivables Trust                                                                    Inc., Morgan           America
  2010 A3 1.150%                                                                     Stanley, UBS
  due 05/15/2014                                                                     Investment Bank,
                                                                                     BNP Paribas, B of
                                                                                     A Merrill Lynch,
                                                                                     Credit Suisse,
                                                                                     Goldman, Sachs &
                                                                                     Co., Lloyds TSB
                                                                                     Corporate Markets


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
                                                             AMOUNT OF      % OF
                                 OFFERING        TOTAL         SHARES     OFFERING
     SECURITY        PURCHASE/   PRICE OF      AMOUNT OF     PURCHASED   PURCHASED
    PURCHASED       TRADE DATE    SHARES       OFFERING       BY FUND     BY FUND         BROKERS        PURCHASED FROM
-----------------   ----------   --------   --------------   ---------   ---------   -----------------   --------------
  Anheuser-Busch     03/24/10     $99.880   $1,000,000,000    $300,000     0.030%    Barclays Capital       Banc of
 INBEV Worldwide                                                                     Inc., Banc of          America
    2.500% due                                                                       America
    3/26/2013                                                                        Securities LLC,
                                                                                     BNP Paribas
                                                                                     Securities Corp.,
                                                                                     J.P. Morgan
                                                                                     Securities,
                                                                                     Deutsche Bank,
                                                                                     Mizuho Securities


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